UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2017

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01211	81-2621577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA 02453	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (617) 375-3006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 2, 2017, the registrant held the 2017 annual meeting of its stockholders.  The results of the voting at that annual meeting were:

	For	Withheld or Against	Abstentions and Broker Non-Votes
Election of directors:
Randall Revell Horsey	7,984,778	62,629	1,874,832
Mark Kuperschmid	7,972,438	74,969	1,874,832
Michael C. Speller	7,984,235	63,172	1,874,832
Ratification of Deloitte & Touche LLP as the registrant’s independent registered public accounting firm for the year ending December 31, 2017	9,883,509	31,672	57,058

Item 5.08 Shareholder Director Nominations

The registrant set May 3, 2018 as the date of its 2018 annual meeting.  Stockholder submissions for the 2018 annual meeting must be made by November 30, 2017 and otherwise comply with the registrant’s bylaws and applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of November 2, 2017.

GREAT ELM CAPITAL CORP.

/s/ Michael J. Sell

By:  Michael J. Sell

Title:  Chief Financial Officer